Exhibit 14
Consent of Independent Registered Public Accounting Firm
     We consent to the references to our firm under the captions “Other Comparisons Between the Fund and the Portfolio” in the Prospectus/Proxy Statement dated July 15, 2009, “Financial Highlights” and “Additional Information” in the Prospectuses of EquiTrust Series Fund, Inc. and EquiTrust Money Market Fund, Inc., both dated December 1, 2008, and “Other Information — Independent Registered Public Accounting Firm” in the Statements of Additional Information of EquiTrust Series Fund, Inc. and EquiTrust Money Market Fund, Inc., both dated December 1, 2008, and to the use and incorporation by reference of our reports dated September 9, 2008 with respect to the financial statements and financial highlights of the EquiTrust Series Fund, Inc. and EquiTrust Money Market Fund, Inc. in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Des Moines, Iowa
June 11, 2009